EXHIBIT 99.10
                                                                   -------------

           STAIRMASTER SPORTS/MEDICAL PRODUCTS, INC. AND SUBSIDIARIES

                             (DEBTOR-IN-POSSESSION)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 2001 (UNAUDITED)

NOTE 1:  BASIS OF PRESENTATION

The accompanying unaudited combined financial statements of StairMaster Sports/Medical Products, Inc. and subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to Securities and Exchange Commission rules and regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in this Form 8-K/A.

The financial information included herein reflects all adjustments (consisting of normal recurring adjustments), that are, in the opinion of management, necessary for a fair presentation of the results for interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. See Note 6 for further discussion regarding presentation.

On August 30, 2001, StairMaster Sports/Medical Products, Inc. (the "Debtor" and the "Company") filed petitions for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Western District of Washington. Under Chapter 11, certain claims against the Debtor in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Debtor continues business operations as Debtor-in-possession. These claims are reflected in the September 30, 2001 balance sheet as "liabilities subject to compromise". Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Debtor's assets ("secured claims") also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on the debtor's property, plant, and equipment.

The Debtor received approval from the Bankruptcy Court to pay or otherwise honor certain of its pre-petition obligations, including employee wages. The Debtor entered into a $4 million Debtor-in-possession operating credit facility agreement with Amro Bank NV subsequent to filing Chapter 11 bankruptcy petitions. The interest rate of the credit facility is equal to the weighted average of the daily overnight federal funds rate plus 4 percent. The assets of the Debtor and any proceeds to the sale thereof secure the credit facility.

In June 2001, the FASB issued SFAS No. 141, "BUSINESS COMBINATIONS," and SFAS No. 142, "GOODWILL AND OTHER INTANGIBLE ASSETS." SFAS No. 141 requires the use of the purchase method of accounting for business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method. SFAS No. 142 requires, among other things, the use of a non-amortization approach for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles will not be amortized into earnings, but instead will be reviewed for impairment at least annually. The Company will adopt SFAS No. 142 effective January 1, 2002. The Company's management has not yet determined the impact of adoption on the Company's consolidated financial position or results of operations.
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In June 2001, the FASB issued SFAS No. 143, "ACCOUNTING FOR ASSET RETIREMENT
OBLIGATIONS." SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company will adopt SFAS No. 143 effective January 1, 2003, and does not expect it to have a material impact on the Company's consolidated financial position, results of operations, or cash flows.

In August 2001, the FASB issued SFAS No. 144, "ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS," which supersedes SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF." SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the scope of qualifying discontinued operations. The Company will adopt SFAS No. 144 as of January 1, 2002. The Company's management has not yet determined the impact of adoption on the Company's financial position or result of operations.

NOTE 2:  INVENTORIES

Inventories are stated at the lower of cost (principally first-in, first-out method) or market (replacement costs for raw materials, net realizable value for work in process and finished goods), net of an allowance for excess and obsolete inventory. As of September 30, inventories consist of the following:

                                                                     2001
                                                                 ------------
         Raw materials ....................................      $  4,929,728
         Work in process ..................................           873,180
         Finished goods ...................................         3,114,836
                                                                 ------------
         Total inventories.................................         8,917,744
         Allowance for obsolescence........................        (1,600,000)
                                                                 ------------
                                                                 $  7,317,744
                                                                 ============

NOTE 3:  LIABILITIES SUBJECT TO COMPROMISE

As of September 30, liabilities subject to compromise consisted of the following:

                                                                     2001
                                                                 ------------
         Accounts payable..................................      $  8,836,382
         Machine advances..................................           527,122
         Accrued expenses..................................         3,647,289
         Accrued warranty..................................         5,784,046
         Current portion of long-term debt.................         9,078,275
         Notes payable.....................................        32,525,000
                                                                 ------------
                                                                 $ 60,398,114
                                                                 ============

NOTE 4:  RESEARCH AND DEVELOPMENT

Costs associated with the development of new products and changes to existing products are expensed as incurred. The Company incurred $2,277,871 and $1,098,000 in research and development costs for the nine months ended September 30, 2000 and 2001, respectively.
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NOTE 5:  COMMITMENTS AND CONTINGENCIES

The Company is involved in several product liability claims that are covered by insurance policies, subject to a deductible. It is management's opinion that the resolution of these claims will not have a material adverse impact on the Company's financial position, results of operations, or cash flows.

The Company is involved in arbitration, whereby a former supplier is seeking unspecified damages for an alleged breach of contract by the Company, and other legal matters in the ordinary course of business. Although the ultimate outcome cannot be determined at this time, management does not believe that the resolution of these matters will have a material adverse effect on the Company's financial position, results of operations, or cash flows.

NOTE 6:  IMPAIRMENT CHARGE

The recorded goodwill and trademark balances were reduced to their estimated fair values due to the bankruptcy petition filed by the Company. The balances were deemed impaired on an undiscounted cash flow estimate of the recoverability of their value and the subsequent purchase price paid by Direct Focus, Inc. ("Direct Focus") for those assets.

NOTE 7:  SUBSEQUENT EVENTS

The Company filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on August 30, 2001. The foreign subsidiaries were not included in the bankruptcy petition. The assets were acquired and liabilities assumed through a bankruptcy auction in the U.S. Bankruptcy Court for the Western District of Washington, which auction was completed on January 17, 2002. Direct Focus acquired the receivables, inventories, fixed assets, certain intangible assets and the stock of the foreign subsidiaries of the Company on February 8, 2002 for a cash purchase price of approximately $25.8 million, including acquisition costs.

The acquired assets include property, plant, and equipment used to manufacture, assemble, distribute and sell fitness equipment including steppers, stepmills, treadmills and exercise bicycles. Direct Focus intends to continue to use the acquired assets for these purposes.

The purchase price for the Company was determined in the bankruptcy court auction. The purchase price is subject to adjustment based on the final calculation of net trade receivables and inventory as of the closing date. In accordance with the Asset Purchase Agreement by and among Direct Focus and the Company, the purchase price, based on the formula set forth in the Asset Purchase Agreement should be finalized in the second quarter of 2002.